Exhibit 99.2

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Financial Statements

Introduction
Set forth below are the unaudited pro forma consolidated statements of income for the years ended December 31, 2013, 2012 and 2011, and the unaudited pro forma consolidated balance sheet as of December 31, 2013 (together with the notes to unaudited pro forma consolidated financial statements, the pro forma financial statements), of Phillips 66 Partners LP. Unless otherwise stated or the context otherwise indicates, all references to "Phillips 66 Partners," " the Partnership," "us," "our," "we," or similar expressions for time periods prior to the initial public offering (the Offering) on July 26, 2013, refer to Phillips 66 Partners LP Predecessor, "our Predecessor" for accounting purposes. For time periods subsequent to the Offering, these terms refer to the legal entity Phillips 66 Partners LP. The pro forma financial statements have been prepared based on certain pro forma adjustments to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013. The pro forma financial statements should be read in conjunction with such historical consolidated financial statements, including the related financial statement notes.

On February 13, 2014, we entered into a Contribution, Conveyance and Assumption Agreement (the Contribution Agreement) with Phillips 66 Partners GP LLC, our general partner, and Phillips 66 Company, a wholly owned subsidiary of Phillips 66. Pursuant to the terms of the Contribution Agreement, we agreed to acquire from Phillips 66 the Gold Product Pipeline System and the Medford Spheres, two refinery-grade propylene storage spheres located in Medford, Oklahoma (collectively, the Acquired Assets) (the Acquisition). The total consideration for the Acquisition was $700 million, which included $400 million in cash; the issuance of 3,530,595 common units of the Partnership to Phillips 66 and the issuance of 72,053 general partner units of the Partnership to our general partner to maintain its 2 percent general partner interest in the Partnership, with a fair value in the aggregate of $140 million; and the assumption by the Partnership of a 5-year, $160 million note payable to a subsidiary of Phillips 66. The Acquisition closed on February 28, 2014, with an effective date of March 1, 2014 (the Effective Date). In connection with the Acquisition, the Partnership and its subsidiaries entered into various commercial agreements with Phillips 66, and amended the omnibus agreement and the operational services agreement with Phillips 66.

The Acquired Assets are as follows:

•
Gold Product Pipeline System. The system consists of a 681-mile refined products pipeline system that runs from the Phillips 66 operated refinery in Borger, Texas, to Cahokia, Illinois, with access to the Phillips 66 refinery in Ponca City, Oklahoma, as well as two parallel 54-mile lateral lines that run from Paola, Kansas to Kansas City, Kansas. The system has a maximum throughput capacity of 132,000 barrels per day, and includes four terminals located at Wichita, Kansas; Kansas City, Kansas; Jefferson City, Missouri; and Cahokia, Illinois, with an aggregate throughput capacity of 172,000 barrels per day and an aggregate storage capacity of 4.3 million barrels.

•
Medford Spheres. The spheres consist of two newly constructed refinery-grade propylene storage spheres located in Medford, Oklahoma with a total working capacity of 70,000 barrels that commenced operations in March 2014. The Medford Spheres provide an outlet for delivery of refinery-grade propylene from the Phillips 66 refinery in Ponca City, Oklahoma, through interconnections with third-party pipelines, to Mont Belvieu, Texas.

The Partnership owns and operates all of the Acquired Assets and receives fees for services commencing on March 1, 2014. Pursuant to the terms of the amended operational services agreement, the Partnership reimburses Phillips 66 for providing certain operational services to us in support of our pipeline, terminaling and storage facilities, including the Acquired Assets. Pursuant to the terms of the amended omnibus agreement, the monthly operational and administrative support fee payable by the Partnership to Phillips 66 increased from $1,144,000 to $2,302,300, as from the Effective Date, for additional services provided in connection with the Acquired Assets.

The assets and liabilities acquired are recorded at historical cost, as the Acquisition is considered to be a reorganization of entities under common control. The pro forma adjustments are based on currently available information, certain estimates and assumptions; actual adjustments may differ from the pro forma adjustments. However, our management believes the assumptions are reasonable for presenting the significant effects of the transactions and that the pro forma adjustments give appropriate effect to those assumptions, are factually supportable, and are properly applied in the pro forma financial statements.

The pro forma financial statements give pro forma effect to the matters described in the accompanying notes, including:

•
The acquisition of the Gold Product Pipeline System and the Medford Spheres from Phillips 66 for a total consideration of $700 million, consisting of $400 million in cash; the issuance of 3,530,595 common units of the Partnership to Phillips 66 and 72,053 general partner units of the Partnership to our general partner to maintain its 2 percent general partner interest in the Partnership; and the assumption of a 5-year, $160 million note payable to a subsidiary of Phillips 66.

•The estimated interest expense that would have been paid had the note payable been in place during 2013.

•
Our entry into certain commercial agreements with Phillips 66, and the recognition of transportation and terminaling revenue under those agreements for the volumes transported and stored by the Acquired Assets during the period presented at historical rates that were not recognized.

Pro forma adjustments were not applied to the unaudited pro forma consolidated statements of income for the years ended December 31, 2012 and 2011, as the presentation of pro forma transactions cannot meaningfully or accurately depict what operating results would have been had the Acquisition occurred at a date earlier than January 1, 2013.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Year Ended December 31, 2013
	Phillips 66 Partners LP	Acquired Assets	Pro Forma Adjustments		Phillips 66 Partners LP Pro Forma
	(Audited)
Revenues
Transportation and terminaling services—related parties	$106.4	75.5	6.2	(a)	188.1
Transportation and terminaling services—third parties	0.2	4.9	—		5.1
Other income	0.2	—	—		0.2
Total revenues	106.8	80.4	6.2		193.4

Costs and Expenses
Operating and maintenance expenses	27.4	23.8	1.5	(b)(c)(d)	52.7
Depreciation	6.2	8.1	—		14.3
General and administrative expenses	10.0	6.5	—		16.5
Taxes other than income taxes	1.7	3.0	(0.5)	(c)	4.2
Interest and debt expense	0.3	—	4.8	(e)	5.1
Total costs and expenses	45.6	41.4	5.8		92.8
Income before income taxes	61.2	39.0	0.4		100.6
Provision for income taxes	0.5	—	—		0.5
Net Income	60.7	39.0	0.4		100.1
Less: Predecessor income prior to initial public offering on July 26, 2013	31.8	23.3	0.2		55.3
Net income subsequent to initial public offering	28.9	15.7	0.2		44.8
Less: General partner's interest in net income subsequent to initial public offering	0.6	0.3	—		0.9
Limited partners' interest in net income subsequent to initial public offering	$28.3	15.4	0.2		43.9

Net Income Subsequent to Initial Public Offering Per Limited Partner Unit—Basic and Diluted (dollars)
Common units	$0.40				0.59
Subordinated units—Phillips 66	0.40				0.59

Average Limited Partner Units outstanding—basic and diluted
Common units—Public	18,888,750		—		18,888,750
Common units—Phillips 66	16,328,362		3,530,595	(l)	19,858,957
Subordinated units—Phillips 66	35,217,112		—		35,217,112
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Year Ended December 31, 2012
	Phillips 66 Partners LP	Acquired Assets	Phillips 66 Partners LP Pro Forma
	(Audited)
Revenues
Transportation and terminaling services—related parties	$79.7	62.1	141.8
Transportation and terminaling services—third parties	0.4	3.1	3.5
Total revenues	80.1	65.2	145.3

Costs and Expenses
Operating and maintenance expenses	22.9	29.5	52.4
Depreciation	6.6	7.0	13.6
General and administrative expenses	7.8	5.6	13.4
Taxes other than income taxes	1.4	3.0	4.4
Other expenses	—	0.1	0.1
Total costs and expenses	38.7	45.2	83.9
Income before income taxes	41.4	20.0	61.4
Provision for income taxes	0.3	—	0.3
Net Income	$41.1	20.0	61.1
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Statement of Income

	Millions of Dollars
	Year Ended December 31, 2011
	Phillips 66 Partners LP	Acquired Assets	Phillips 66 Partners LP Pro Forma
	(Audited)
Revenues
Transportation and terminaling services—related parties	$75.6	59.0	134.6
Transportation and terminaling services—third parties	0.4	4.8	5.2
Total revenues	76.0	63.8	139.8

Costs and Expenses
Operating and maintenance expenses	24.5	24.7	49.2
Depreciation	5.8	7.0	12.8
General and administrative expenses	5.6	4.5	10.1
Taxes other than income taxes	1.3	2.8	4.1
Other expenses	—	0.1	0.1
Total costs and expenses	37.2	39.1	76.3
Income before income taxes	38.8	24.7	63.5
Provision for income taxes	0.3	—	0.3
Net Income	$38.5	24.7	63.2
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Unaudited Pro Forma Consolidated Balance Sheet

	Millions of Dollars
	December 31, 2013
	Phillips 66 Partners LP	Acquired Assets	Pro Forma Adjustments		Phillips 66 Partners LP Pro Forma
	(Audited)
Assets
Cash and cash equivalents	$425.1	—	(399.7)	(f)	25.4
Accounts receivable—related parties	11.3	—	—		11.3
Accounts receivable—third parties	0.1	0.5	—		0.6
Materials and supplies	0.6	1.4	—		2.0
Other current assets	2.3	—	—		2.3
Total Current Assets	439.4	1.9	(399.7)		41.6
Net properties, plants and equipment	135.9	135.3	—		271.2
Goodwill	2.5	—	—		2.5
Other assets	6.4	—	—		6.4
Total Assets	$584.2	137.2	(399.7)		321.7

Liabilities
Accounts payable—related parties	$5.2	—	0.1	(g)	5.3
Accounts payable—third parties	3.0	5.0	(3.9)	(h)	4.1
Payroll and benefits payable	—	0.1	(0.1)	(g)	—
Accrued property and other taxes	1.0	1.3	—		2.3
Current portion of accrued environmental costs	—	2.0	(2.0)	(i)	—
Other current liabilities	0.4	—	(0.4)	(d)	—
Total Current Liabilities	9.6	8.4	(6.3)		11.7
Note payable—related parties	—	—	160.0	(j)	160.0
Asset retirement obligations	0.4	2.0	—		2.4
Accrued environmental costs	—	1.4	(1.4)	(i)	—
Other liabilities	0.1	—	—		0.1
Total Liabilities	10.1	11.8	152.3		174.2

Equity
Net investment	—	125.4	(125.4)	(h)(i)(k)	—
Common unitholders—public	409.1	—	(0.4)	(d)(f)	408.7
Common unitholder—Phillips 66	48.6	—	(0.3)	(d)(f)(l)	48.3
Subordinated unitholder—Phillips 66	104.9	—	(0.7)	(d)(f)	104.2
General partner—Phillips 66	11.5	—	(425.2)	(f)(k)(l)	(413.7)
Total Equity	574.1	125.4	(552.0)		147.5
Total Liabilities and Equity	$584.2	137.2	(399.7)		321.7
See notes to unaudited pro forma consolidated financial statements.

Phillips 66 Partners LP
Notes to Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements present the impact of the Acquisition on our financial position and results of operations. The pro forma adjustments have been prepared as if the transactions effected at the Effective Date had taken place as of December 31, 2013, in the case of the pro forma consolidated balance sheet, and as of January 1, 2013, in the case of the pro forma consolidated statements of income for the three years ended December 31, 2013, 2012 and 2011. To enhance comparability, the 2013 results of operations of the Acquired Assets are allocated between those attributable to the Predecessor (January 1 through July 25) and those attributable to the unitholders (July 26 through December 31). This allocation is based on actual first, second and fourth quarter results, and a day-based allocation of third quarter results.

The unaudited pro forma consolidated financial statements give pro forma effect to the matters described below:

(a)
Reflects incremental revenue of $6.2 million for the year ended December 31, 2013, associated with the execution of multiple commercial agreements with Phillips 66. Transportation and terminaling services revenue was calculated using the tariff rates and service fees set forth in the commercial agreements, effective March 1, 2014. The terminaling and storage services fees are generally higher than the actual 2013 rates associated with the Acquired Assets. Product volumes used were historical volumes transported on or terminaled in facilities included in the combined financial statements of the Acquired Assets. Although the new commercial agreements provide for minimum throughput volume commitments which, in some cases, exceed our 2013 historical volumes, payments received in respect of volume shortfalls in the pro forma period generally would not have increased revenue in the pro forma period due to the requirement to defer this revenue until rights to make up volume deficiencies in future periods expire.

(b)
Reflects $1.5 million of additional third-party liability, business interruption and property insurance premiums associated with the Acquired Assets that the Partnership expects to incur based on estimates from our insurance brokers.

(c) Reflects the reclassification of $0.5 million of payroll taxes from "Taxes other than income taxes" to "Operating and maintenance expenses," because we currently have no employees. In the combined financial statements of the Acquired Assets, payroll taxes of employees working directly on the facilities were considered a tax other than income tax.

(d) Reflects the elimination of $0.5 million of transaction costs incurred in 2013, including audit, legal and advisory fees, related to the Acquisition, of which $0.4 million was accrued at December 31, 2013.

(e) Reflects the estimated interest expense of $4.8 million associated with the assumption of the 5-year, $160 million note payable to a subsidiary of Phillips 66 at an annual interest rate of 3 percent.

(f)	Reflects adjustments to cash as follows:

Increases to cash:

•
Contribution of $2.2 million to the Acquired Assets as a prepayment for the completion of certain projects, pursuant to the terms of the Contribution Agreement. This prepayment reflects a capital contribution from our general parter.

Decreases to cash:

•	Cash payment of $400 million to Phillips 66 as a part of the total consideration for the Acquisition.

•	Payment of estimated transaction costs of $1.9 million associated with the Acquisition, including audit, legal and advisory fees.

(g)
Reflects the reclassification of amounts associated with payroll and benefits from “Payroll and benefits payable” to “Accounts payable—related parties.” We currently have no employees. In the combined financial statements of the Acquired Assets, payroll and benefits of employees working directly on the facilities were recorded as “Payroll and benefits payable.” After the Acquisition, these costs are part of the monthly contractor services payable to Phillips 66 under the amended omnibus agreement.

(h) Reflects the elimination of accrued capital expenditures of $3.9 million associated with the construction cost of the Medford Spheres. In the combined financial statements of the Acquired Assets, accrued capital expenditures associated with the Medford Spheres were recorded in "Accounts payable—third parties." Phillips 66 is obligated to pay these accrued liabilities, pursuant to the terms of the Contribution Agreement.

(i) Reflects the elimination of environmental and litigation liabilities that Phillips 66 is obligated to pay pursuant to the terms of the Contribution Agreement.

(j) Reflects the Partnership's assumption of the 5-year, $160 million note payable to a subsidiary of Phillips 66 as a part of the total consideration for the Acquisition.

(k)
Reflects the elimination of Phillips 66’s net investment in the Acquired Assets and the adjustment to the general partner's capital for the excess of consideration paid over historical book value of $427.3 million.

(l)
Reflects the issuance of 3,530,595 common units and 72,053 general partner units of the Partnership to Phillips 66. Because the total value of the cash payment and the assumption of note payable exceeds the historical book value of the Acquired Assets, no value has been assigned to the common and general partner units issued.

Pro Forma Net Income Per Limited Partner Unit
Net income per unit applicable to common units and to subordinated units is computed by dividing the respective limited partners’ interest in net income subsequent to the Offering, by the weighted-average number of common units and subordinated units, respectively, outstanding for the period. Because we have more than one class of participating securities, we use the two-class method when calculating the net income per unit applicable to limited partners. The classes of participating securities include common units, subordinated units, general partner units, and incentive distribution rights. Under the two-class method, cash distributions declared less than (greater than) net income are allocated to the general partner and limited partners based on their respective ownership interest. Cash distributions made to our unitholders are determined according to the actual distributions declared, and no cash distributions were declared on the incentive distribution rights during the period. Basic and diluted net income per unit are the same because we do not have any potentially dilutive units outstanding for the period presented.

The pro forma basic and diluted net income per limited partner unit is determined by dividing the limited partners' interests in pro forma net income subsequent to the Offering by the number of average common and subordinated units outstanding for the period subsequent to the Offering. Because all newly issued common units and general partner units associated with the Acquisition were assumed to have been outstanding for the entire period subsequent to the Offering, the pro forma basic and diluted average number of common and subordinated units outstanding equals the number of common and subordinated units outstanding as of December 31, 2013, plus the number of newly issued common units, or 3,530,595 units, at the closing of the Acquisition.